Exhibit 21.1

Subsidiaries of the Registrant

As of March 18, 2025

Entity	Jurisdiction of Organization
1460 Livingston Investor LLC	Delaware
7 Roosevelt Acquisition LLC	Delaware
Bass Lofts Acquisition LLC	Delaware
Bristol Trailer Intermediate LLC	Delaware
Bristol Trailer Realty Company LLC	Delaware
Caroline Post Oak GP, LLC	Delaware
Caroline Post Oak Owner, LP	Delaware
Caroline West Gray GP, LLC	Delaware
Caroline West Gray Owner, LP	Delaware
East Tampa Realty Company LLC	Delaware
Fiore Residential Realty Company LLC	Delaware
J.P. Morgan REIT Operating Partnership, L.P.	Delaware
J.P. Morgan REIT TRS LLC	Delaware
JPMREIT Seller SPV 1 LLC	Delaware
Overall Creek Mezz Lender LLC	Delaware
PGH Apartments LLC	Delaware
PGH Intermediate LLC	Delaware
PGH Realty Company LLC	Delaware
Pinellas Park Realty Company LLC	Delaware
Post Oak Holdings JV, LP	Delaware
Post Oak JV, LP	Delaware
Post Oak Realty Investor LLC	Delaware
Preserve at Pine Valley Acquisition LLC	Delaware
Satori West Ashley Lender LLC	Delaware
Savannah Terminal Realty Company LLC	Delaware
Shops at Grand Investor LLC	Delaware
STNL Lender Capital Realty Company LLC	Delaware
The Kensley Acquisition LLC	Delaware
West Gray Holdings JV, LP	Delaware
West Gray JV, LP	Delaware
West Gray Realty Investor LLC	Delaware